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                                                                   EXHIBIT 10.34

                                LOCK-UP AGREEMENT

          THIS LOCK-UP AGREEMENT (this "Agreement") is entered into as of June __, 2001 by and among E-Stamp Corporation, a Delaware corporation ("E-Stamp"), Learn2.com, Inc., a Delaware corporation ("Learn2"), and the undersigned (the "Stockholder").

          WHEREAS, E-Stamp and Learn2 have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated April 19, 2001, which provides, among other things, for the merger (the "Merger") of Learn2 with and into E-Stamp pursuant to the terms and conditions thereof;

          WHEREAS, E-Stamp, Learn2 and RGC International Investors, LDC ("RGC") have entered into a Redemption and Termination Agreement (the "Redemption Agreement"), dated April 19, 2001 which provides, among other things, for certain trading limitations on the shares of E-Stamp Common Stock to be received by RGC in the Merger (the "RGC Trading Limitations");

          WHEREAS, the Stockholder is currently an officer or director of Learn2 or E-Stamp;

          WHEREAS, the Redemption Agreement provides that the applicability of the RGC Trading Limitations to RGC is contingent upon the Stockholder's execution of this Agreement; and

          WHEREAS, the Stockholder desires that the RGC Trading Limitations shall apply to RGC.

          NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound hereby, agree as follows:

          SECTION 1. DEFINITIONS.

          For purposes of this Agreement, "SALE" shall mean the sale, assignment, transfer, or other disposition of, or the entering into of any contract, option or other agreement or understanding (including, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from E-Stamp Common Stock) with respect to the direct or indirect sale, assignment, transfer or other disposition of shares of E-Stamp Common Stock.

          SECTION 2. TRADING LIMITATIONS.

               (a) In the event that the Merger is consummated, the Stockholder agrees that:

                    (i) he will conduct any Sales of E-Stamp Common Stock in compliance with all relevant securities laws and regulations and will not create any daily low trading prices in the E-Stamp Common Stock,


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                    (ii) until one hundred eighty (180) days from the closing of the Merger, he will not engage in any Sales of E-Stamp Common Stock, and

                    (iii) during the period beginning one hundred and eighty
(180) days from the closing of the Merger and ending on the one (1) year anniversary of the closing of the Merger, his Sales of E-Stamp Common Stock in any calendar month will not exceed 5% of the lesser of (A) the total trading volume of the E-Stamp Common Stock for the previous calendar month and (B) the aggregate number of shares of E-Stamp Common Stock beneficially owned by the Stockholder immediately following the consummation of the Merger.

               (b)  Notwithstanding the limitation referred to in subpart (B) of
Section 2(a)(iii) above (but subject to the limitation referred to in subpart
(A) of Section 2(a)(iii) above), the Stockholder shall be permitted to sell up to 5,000 shares of E-Stamp Common Stock (as adjusted for stock splits, stock dividends and similar events) in any calendar month during the period specified in Section 2(a)(iii) above.

               (c) [except for Stephen Gott and Donald Schupak, include the following:] Notwithstanding the foregoing, the restrictions set forth in this
Section 2 shall expire if the Stockholder's employment with or service to Learn2 or E-Stamp is subsequently terminated, so long as the Stockholder is not (or would not be following consummation of the Merger), at the time of such termination, a holder of five percent (5%) or more of the outstanding shares of E-Stamp Common Stock.

          SECTION 3. MISCELLANEOUS.

               (a) Termination. In the event that the Merger Agreement is terminated in accordance with its terms, this Agreement will terminate and be of no further force and effect.

               (b) Waiver; Severability. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

               (c) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other party hereto.

               (d) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

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               (e)  Injunctive Relief. Each of the parties acknowledge that (i)
the covenants and the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of E-Stamp and Learn2 and to preserve for E-Stamp and Learn2 the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to E-Stamp and Learn2 which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, E-Stamp and Learn2 shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

               (f) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

               (g) Entire Agreement. This Agreement sets forth the entire understanding of the Stockholder and E-Stamp and Learn2 relating to the subject matter hereof and supersedes all prior agreements and understandings between the Stockholder and E-Stamp and Learn2 relating to the subject matter hereof.

               (h) Attorneys' Fees. In the event of any legal actions or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

               (i) Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.


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          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

     E-STAMP CORPORATION

     By:
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     Name:
          ------------------------------------------

     Title:
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     LEARN2.COM, INC.

     By:
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     Name:
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     Title:
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     STOCKHOLDER


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     Print Name:
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                     [Signature Page to Lock-Up Agreement]